      As filed with the Securities and Exchange Commission on July 6, 2001

                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-3

                               -----------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                           ART TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

          DELAWARE                                              04-3141918
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                 25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02141
                                 (617) 386-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                   JEET SINGH
                             CHIEF EXECUTIVE OFFICER
                           ART TECHNOLOGY GROUP, INC.
                                 25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02141
                                 (617) 386-1000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:
           LINDA HANDMAN, ESQ.                   DAVID A. WESTENBERG, ESQ.
            GENERAL COUNSEL                        MARK L. JOHNSON, ESQ.
       ART TECHNOLOGY GROUP, INC.                    HALE AND DORR LLP
             25 First Street                          60 State Street
    Cambridge, Massachusetts 02141               Boston, Massachusetts 02109
      Telephone: (617) 386-1000                   Telephone: (617) 526-6000
       Telecopy: (617) 386-1111                    Telecopy: (617) 526-5000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement is declared effective or, if later, July 17, 2001.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -----------------


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                                   Proposed        Proposed
                                                                   Maximum         Maximum
                                                     Amount        Offering        Aggregate        Amount of
                                                     to be          Price          Offering       Registration
     Title of Shares to be Registered              Registered     Per Share(1)      Price(1)           Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share........       18,745         $4.64           $86,977            $22
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on July 3, 2001.

                               -----------------

         The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 6, 2001


PROSPECTUS

                           ART TECHNOLOGY GROUP, INC.

                          18,745 SHARES OF COMMON STOCK

                               -----------------

         This prospectus relates to resales of shares of common stock issued that we issued to the former stockholders of The Toronto Technology Group Inc. in connection with our acquisition of that company.

         We will not receive any proceeds from the sale of the shares.

         The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the Nasdaq National Market under the symbol "ARTG." On July 5, 2001, the closing sale price of the common stock on Nasdaq was $4.28 per share. You are urged to obtain current market quotations for the common stock.

                               -----------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                               -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------


                 The date of this prospectus is         , 2001.

                                TABLE OF CONTENTS

                                                                       PAGE

            Prospectus Summary.......................................... 3

            The Offering................................................ 3

            Risk Factors................................................ 4

            Special Note Regarding Forward-Looking Information.......... 11

            Use Of Proceeds............................................. 12

            Selling Stockholders........................................ 12

            Plan Of Distribution........................................ 14

            Legal Matters............................................... 15

            Experts..................................................... 15

            Where You Can Find More Information......................... 16

            Incorporation Of Documents By Reference..................... 16


         Unless the context otherwise requires references in this prospectus to "ATG," "we," "us," and "our" refer to Art Technology Group, Inc. and its subsidiaries.

         ATG and Dynamo are our registered trademarks and Art Technology Group, Dynamo Personalization Server, Dynamo Scenario Server and the ATG logo are our trademarks. J2EE, Java and JavaBeans are trademarks of Sun Microsystems. This prospectus also contains trademarks and tradenames of other companies.

         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

                               PROSPECTUS SUMMARY

         THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISKS OF INVESTING IN OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS."

                           ART TECHNOLOGY GROUP, INC.


OUR BUSINESS:                                    We offer an integrated suite of Internet customer relationship management and e-commerce software applications, as well as related application development, integration and support services. Our solution enables businesses to understand, manage and build online customer relationships and to market, sell and support products and services over the Internet more effectively. Our Dynamo product suite includes an application server that is specifically designed to enable and support Web applications, as well as e-commerce and
                                                 Internet customer management applications. An application server is a software program that facilitates the development, deployment and management of other software programs. Our solution is designed to provide businesses with the core application platform and software tools required to develop and deploy personalized, reliable, large-scale Web sites for conducting  e-commerce.

OUR ADDRESS:                                     Our executive offices are located at 25 First Street, Cambridge,
                                                 Massachusetts 02141.  Our telephone number is (617) 386-1000.  Our
                                                 Internet address is www.atg.com.  The information on our website is not incorporated by reference in this prospectus.


                                  THE OFFERING

COMMON STOCK OFFERED:                            The 18,745 shares of common stock offered by this prospectus are being sold by the selling stockholders.  The selling stockholders are the former stockholders of The Toronto Technology Group Inc.
                                                 who acquired the offered shares in connection with our acquisition of The Toronto Technology Group Inc. in July 2000.

USE OF PROCEEDS:                                 We will not receive any proceeds from the sale of shares in this offering.

NASDAQ NATIONAL MARKET SYMBOL:                   ARTG

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD FALL, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE EXPECT OUR LOSSES TO CONTINUE AND WE DO NOT BELIEVE WE WILL BE ABLE TO SUSTAIN OUR CURRENT REVENUE GROWTH RATE, AND WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO ATTAIN, SUSTAIN OR INCREASE PROFITABILITY ON A QUARTERLY OR ANNUAL BASIS.

         We incurred a loss in the first quarter of 2001, and the second, third and fourth quarters of 2000 were our first profitable quarters since inception. We have incurred substantial costs to develop and enhance our technology and products, to recruit and train a marketing and sales group, and to establish an administrative organization. As of March 31, 2001, we had an accumulated deficit of $27.3 million. We anticipate that our operating expenses will increase as we continue to develop our technology, increase our sales and marketing activities, create and expand our distribution channels, expand our services capabilities and improve our operational and financial systems. Although our revenues have grown significantly, they have grown from a relatively small base and, as a result, we do not believe that we will be able to sustain the growth rates we have achieved in recent quarters. In addition, we believe the current United States economic downturn will have an adverse effect on demand for our products and services, and therefore adversely affect our revenues as well. Because we have a limited operating history, particularly as a company that sells software products, we have difficulty predicting our future operating results and we cannot be certain that our revenues will grow at a rate that will allow us to achieve profitability. In addition, we cannot be certain that if we do achieve profitability, that we will be able to sustain or increase profitability on a quarterly or annual basis.

WE EXPECT OUR OPERATING RESULTS TO FLUCTUATE AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS.

         Our revenues and operating results are likely to vary significantly from quarter to quarter. If our quarterly results fall below the expectations of securities analysts, the price of our common stock could fall. A number of factors are likely to cause variations in our operating results, including:

         o        demand for our products and services;

         o        the timing of sales of our products and services;

         o        the timing of customer orders and product implementations;

         o        unexpected delays in introducing new products and services;

         o increased expenses, whether related to sales and marketing, product development or administration;

         o changes in the rapidly evolving market for Internet customer relationship management solutions;

         o        the mix of revenues derived from products and services;

         o        cost overruns related to fixed price services projects;

         o        the mix of domestic and international sales; and

         o costs related to possible acquisitions of technologies or businesses.

         Accordingly, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. The results of one or a series of quarters should not be relied upon as an indication of our future performance.

         We plan to increase our operating expenses to expand our sales and marketing operations, develop new distribution channels, fund greater levels of research and development, broaden professional services and support and improve our operational and financial systems. If our revenues do not increase as quickly as these expenses, our operating results may suffer and our stock price may decline.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY RESULTS.

         Our long sales cycle, which can range from several weeks to several months or more, makes it difficult to predict the quarter in which sales may occur. We have a long sales cycle because we generally need to educate potential customers regarding the use and benefits of our products and services. Our sales cycle varies depending on the size and type of customer contemplating a purchase and whether we have conducted business with a potential customer in the past. In addition, we believe the current economic downturn in the United States has increased the average length of our sales cycle as customers have deferred implementing new e-commerce solutions. We may incur significant sales and marketing expenses in anticipation of licensing our products, and if we do not achieve the level of revenues we expected, our operating results will suffer and our stock price may decline. These potential customers frequently need to obtain approvals from multiple decision makers prior to making purchase decisions. Delays in sales could cause significant variability in our revenues and operating results for any particular period.

THE MARKET FOR INTERNET CUSTOMER RELATIONSHIP MANAGEMENT SOLUTIONS IS NEW AND RAPIDLY EVOLVING AND WE CANNOT BE CERTAIN THAT A VIABLE MARKET FOR OUR PRODUCTS WILL EMERGE OR BE SUBSTANTIAL.

         The market for Internet customer relationship management solutions is new and rapidly evolving. We expect that we will continue to need intensive marketing and sales efforts to educate prospective customers and partners about the uses and benefits of our products and services. Accordingly, we cannot be certain that a viable market for our products is sustainable. Organizations that have already invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems.

THE MARKET FOR INTERNET CUSTOMER RELATIONSHIP MANAGEMENT SOLUTIONS IS INTENSELY COMPETITIVE AND WE EXPECT COMPETITION TO INTENSIFY IN THE FUTURE.

         The market for Internet customer relationship management solutions is intensely competitive and we expect competition to intensify in the future as revenues generated from Internet commerce increase. This level of competition could reduce our revenues and result in increased losses or reduced profits. Our primary competition currently comes from in-house development efforts by potential customers or partners, as well as from other vendors of Web-based application software. We currently compete with Internet application software vendors such as Blue Martini, BroadVision and Vignette. We also compete with platform application server products and vendors such as BEA Systems, IBM's Websphere products, Microsoft, Netscape and the Netscape/Sun Microsystems Alliance, among others. Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do, and may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, many current and potential competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can. Moreover, our current and potential competitors, such as Microsoft and the Netscape/Sun Microsystems Alliance, may bundle their products in a manner that may discourage users from purchasing our products. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products and expand their markets. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

WE DEPEND ON OUR RELATIONSHIPS WITH SYSTEMS INTEGRATORS.

         Since our potential customers often rely on third-party systems integrators to develop, deploy and manage Web sites for conducting commerce on the Internet, we cultivate relationships with systems integrators in order to encourage them to support our products. If we do not adequately train a sufficient number of systems integrators or if systems integrators were to devote their efforts to integrating or co-selling different products, our revenues could be reduced and our operating results could be harmed.

WE WILL NEED TO IMPLEMENT AND IMPROVE OUR OPERATIONAL SYSTEMS AND HIRE ADDITIONAL SERVICE PROFESSIONALS ON A TIMELY BASIS IN ORDER TO MANAGE GROWTH.

         We have expanded our operations rapidly in recent years. We intend to continue to expand in the foreseeable future to pursue existing and potential market opportunities and to support our growing customer base. Rapid growth places a significant demand on our management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. We plan in particular to expand our professional services capabilities to support increased product license sales. However, we cannot be certain that we will be able to attract a sufficient number of highly qualified service personnel. In addition, new service personnel will require training and it will take time for them to become productive. If we fail to improve operational systems or to expand our professional service capabilities in a timely manner, we could experience customer dissatisfaction, cost inefficiencies and lost revenue opportunities, which could harm our operating results.

COMPETITION WITH OUR RESELLER PARTNERS COULD LIMIT OUR SALES OPPORTUNITIES AND JEOPARDIZE THESE RELATIONSHIPS.

         We sell products through resellers and original equipment manufacturers. In some instances, we target our direct selling efforts toward markets that are also served by some of these partners. This competition may limit our ability to sell our products and services directly in these markets and may jeopardize, or result in the termination of, these relationships.

OUR BUSINESS MAY BE HARMED IF WE LOSE THE SERVICES OF EITHER JEET SINGH OR JOSEPH CHUNG, OUR CO-FOUNDERS, OR IF WE ARE UNABLE TO ATTRACT AND RETAIN OTHER KEY PERSONNEL.

         Our success depends largely on the skills, experience and performance of some key members of our management, particularly our co-founders Jeet Singh and Joseph Chung. If we lose one or more of our key employees, our business could be harmed. We have purchased, and are the beneficiaries of, insurance policies on the lives of Mr. Singh and Mr. Chung, each in the amount of $1,000,000. Proceeds under this insurance may not cover our losses. In addition, our future success will depend in large part on our ability to continue attracting and retaining highly skilled personnel. Like other software companies, we face intense competition for qualified personnel. We may not be successful in attracting, assimilating and retaining qualified personnel in the future.

WE NEED TO EXPAND OUR SALES AND DISTRIBUTION CAPABILITIES IN ORDER TO INCREASE MARKET AWARENESS OF OUR PRODUCTS AND INCREASE OUR REVENUES.

         We must expand our direct and indirect sales operations to increase market awareness of our products and generate increased revenues. We may not be successful in these efforts. We have recently expanded our direct sales force and plan to hire additional sales personnel. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective customers. Newly-hired employees will require training and it will take time for them to achieve full productivity. We may be unable to hire enough qualified individuals in the future, and newly hired employees may not achieve necessary levels of productivity.

WE COULD INCUR SUBSTANTIAL COSTS DEFENDING OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT OR A CLAIM OF INFRINGEMENT.

         Our Innovation Solutions services often involve the development of custom software applications for specific customers. In some cases, customers retain ownership or impose restrictions on our ability to use the technologies developed from these projects. Issues relating to the ownership of software can be complicated, and disputes could arise that affect our ability to resell or reuse applications we develop for customers.

         We seek to protect the source code for our proprietary software both as a trade secret and as a copyrighted work. However, because we make the source code available to some customers, third parties may be more likely to misappropriate it. Our policy is to enter into confidentiality agreements with our employees, consultants, vendors and customers and to control access to our software, documentation and other proprietary information. Despite these precautions, it may be possible for someone to copy our software or other proprietary information without authorization or to develop similar software independently.

         In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We could incur substantial costs to prosecute or defend any intellectual property litigation. If we sue to enforce our rights, the litigation would be expensive, would divert management resources and may not prevent the other parties from using our intellectual property without permission. In February 2000, we settled a lawsuit filed by BroadVision, which alleged that we were infringing on a patent for a method of conducting e-commerce. As part of the settlement, we agreed to pay BroadVision a total of $15.0 million in license fees over a three-year period, of which $11.8 million had been paid as of March 31, 2001.

         In addition, we have agreed to indemnify customers against claims that our products infringe the intellectual property rights of third parties. The results of any intellectual property litigation to which we might become a party may force us to do one or more of the following:

         o cease selling or using products or services that incorporate the challenged intellectual property;

         o obtain a license, which may not be available on reasonable terms, to sell or use the relevant technology; or

         o        redesign those products or services to avoid infringement.

IF WE FAIL TO ADAPT TO RAPID CHANGES IN THE INTERNET CUSTOMER RELATIONSHIP MANAGEMENT SOFTWARE MARKET, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE.

         The market for our products is marked by rapid technological change, frequent new product introductions and Internet-related technology enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. We may not be able to develop and market new products or product enhancements that comply with present or emerging Internet technology standards. New products based on new technologies or new industry standards could render our existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to Internet technology and to satisfy the increasingly sophisticated requirements of customers. E-commerce technology is complex and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could cause us to lose revenue opportunities and customers.

OUR BUSINESS MAY SUFFER IF WE FAIL TO ADDRESS THE CHALLENGES ASSOCIATED WITH INTERNATIONAL OPERATIONS.

         We have recently begun to invest significant financial and managerial resources to expand our sales and marketing operations in international markets. We currently maintain offices in Australia, Canada, England, France, Germany, Hong Kong, Japan, the Netherlands, Singapore and Sweden. We derived 33% of our total revenues from customers outside the United States for the three months ended March 31, 2001. We anticipate that revenues from customers outside the United States will account for an increased portion of our total revenues for the foreseeable future. To date, however, we have limited experience in international operations and may not be able to compete successfully in international markets. Our operations outside North America are subject to additional risks, including:

         o unexpected changes in regulatory requirements, exchange rates, tariffs and other barriers;

         o longer payment cycles and problems in collecting accounts receivable;

         o        political and economic instability;

         o difficulties in managing system integrators and technology partners;

         o difficulties in staffing and managing foreign subsidiary operations;

         o        differing technology standards;

         o difficulties and delays in translating products and product documentation into foreign languages;

         o reduced protection for intellectual property rights in some of the countries in which we operate or plan to operate;

         o problems associated with the conversion of various European currencies into a single currency, the Euro; and

         o        potentially adverse tax consequences.

         The impact of future exchange rate fluctuations on our operating results cannot be accurately predicted. We may increase the extent to which we denominate arrangements with international customers in the currencies of the countries in which the software or services are provided. From time to time we may engage in hedges of a significant portion of contracts denominated in foreign currencies. Any hedging policies implemented by us may not be successful, and the cost of these hedging techniques may have a significant negative impact on our operating results.

WE RELY ON JAVA AS THE PROGRAMMING LANGUAGE IN WHICH WE DEVELOP OUR PRODUCTS AND OUR BUSINESS COULD BE HARMED IF JAVA LOSES MARKET ACCEPTANCE OR IF WE ARE NOT ABLE TO CONTINUE USING JAVA OR JAVA RELATED TECHNOLOGIES.

         We write our software in the Java computer programming language developed by Sun Microsystems. While a number of companies have introduced Web applications based on Java, Java could fall out of favor, and support by Sun Microsystems or other companies could decline. Moreover, our new Dynamo 5 e-Business Platform is designed to support Sun's Java 2 Platform, Enterprise Edition, or J2EE, standards for developing modular Java programs that can be accessed over a network. We have licensed the J2EE brand and certification tests from Sun. There can be no assurance that these standards will be widely adopted, that we can continue to support J2EE standards established by Sun from time to time or that the J2EE brand will continue to be made available to us on commercially reasonable terms. If Java or J2EE support decreased or we could not continue to use Java or related Java technologies or to support J2EE, we might have to rewrite the source code for our entire product line to enable our products to run on other computer platforms. Also, changes to Java or J2EE standards or the loss of our license to the J2EE brand could require us to change our products and adversely affect the perception of our products by our customers. If we were unable to develop or implement appropriate modifications to our products on a timely basis, we could lose revenue opportunities and our business could be harmed.

OUR SOFTWARE PRODUCTS MAY CONTAIN ERRORS OR DEFECTS THAT COULD RESULT IN LOST REVENUES, DELAYED OR LIMITED MARKET ACCEPTANCE, OR PRODUCT LIABILITY CLAIMS WITH SUBSTANTIAL LITIGATION COSTS.

         Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We began shipping our new application suite, Dynamo 5 e-business Platform, in September 2000. Despite internal testing and testing by customers, our current and future products may contain serious defects. Serious defects or errors could result in lost revenues or a delay in market acceptance.

         Since our customers use our products for critical business applications such as e-commerce, errors, defects or other performance problems could result in damage to our customers. They could seek significant compensation from us for the losses they suffer. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be time-consuming and costly.

IF WE ACQUIRE OTHER COMPANIES OR BUSINESSES, WE WILL BE SUBJECT TO RISKS THAT COULD HURT OUR BUSINESS.

         We acquired Petronio Technology Group in May 2000 for consideration of $1.2 million and the Toronto Technology Group in July 2000 for consideration of $12.0 million. In the future, we may pursue additional acquisitions to obtain complementary businesses, products, services or technologies. An acquisition may not produce the revenues, earnings or business synergies that we anticipated, and an acquired business, product, service or technology might not perform as we expected. If we pursue an acquisition, our management could spend a significant amount of time and effort in identifying and completing the acquisition. If we complete an acquisition, we may encounter significant difficulties and incur substantial expense in integrating the operations and personnel of the acquired company into our operation while preserving the goodwill of the acquired company. In particular, we may lose the services of key employees of the acquired company and we may make changes in management that impair the acquired company's relationships with employees and customers.

         Any of these outcomes could prevent us from realizing the anticipated benefits of our acquisitions. To pay for an acquisition, we might use stock or cash. Alternatively, we might borrow money from a bank or other lender. If we use our stock, our stockholders would experience dilution of their ownership interests. If we use cash or debt financing, our financial liquidity would be reduced. Finally, if we are unable to account for our acquisitions under the "pooling-of-interests" method of accounting, which may be eliminated, we may be required to capitalize a significant amount of intangibles, including goodwill, which may lead to significant amortization charges. In addition, we may incur significant, one-time write-offs and amortization charges. These amortization charges and write-offs could decrease our future earnings or increase our future losses.

RISKS RELATED TO THE INTERNET INDUSTRY

OUR PERFORMANCE WILL DEPEND ON THE GROWTH OF E-COMMERCE.

         Our success will depend heavily on the acceptance and wide use of the Internet for e-commerce. The current United States economic downturn will reduce demand for our products if customers and potential customers delay or cancel the implementation of customer relationship management solutions. Consumers and businesses may reject the Internet as a viable commercial medium for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies, insufficient commercial support or privacy concerns. The Internet infrastructure may not be able to support the demands placed on it by increased usage. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation could cause the Internet to lose its viability as a commercial medium. Even if the required infrastructure, standards, protocols and complementary products, services or facilities are developed, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

REGULATIONS COULD BE ENACTED THAT EITHER DIRECTLY RESTRICT OUR BUSINESS OR INDIRECTLY IMPACT OUR BUSINESS BY LIMITING THE GROWTH OF E-COMMERCE.

         As e-commerce evolves, federal, state and foreign agencies could adopt regulations covering issues such as user privacy, content and taxation of products and services. If enacted, government regulations could limit the market for our products and services or could impose burdensome requirements that render our business unprofitable. Although many regulations might not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal and consumer information could indirectly affect our business. The Telecommunications Act of 1996 prohibits certain types of information and content from being transmitted over the Internet. The prohibition's scope and the liability associated with a violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act were held to be unconstitutional, we cannot be certain that similar legislation will not be enacted and upheld in the future. It is possible that legislation could expose companies involved in e-commerce to liability, which could limit the growth of e-commerce generally. Legislation like the Telecommunications Act and the Communications Decency Act could dampen the growth in Web usage and decrease its acceptance as a medium of communications and commerce.

THE INTERNET IS GENERATING PRIVACY CONCERNS THAT COULD RESULT IN LEGISLATION OR MARKET PERCEPTIONS THAT COULD HARM OUR BUSINESS OR RESULT IN REDUCED SALES OF OUR PRODUCTS, OR BOTH.

         Businesses use our Dynamo Personalization Server product to develop and maintain profiles to tailor the content to be provided to Web site visitors. When a visitor first arrives at a Web site, our software creates a profile for that visitor. If the visitor registers or logs in, the visitor's identity is added to the profile, preserving any profile information that was gathered up to that point. Dynamo Personalization Server tracks both explicit user profile data supplied by the user as well as implicit profile attributes derived from the user's behavior on the Web site. Privacy concerns may cause visitors to resist providing the personal data or avoid Web sites tracking the Web behavioral information necessary to support this profiling capability. More importantly, even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our products. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Web site users that the data captured after visiting Web sites may be used to direct product promotion and advertising to that user. Other countries and political entities, such as the European Economic Community, have adopted such legislation or regulatory requirements. The United States may adopt similar legislation or regulatory requirements. If privacy legislation is enacted or consumer privacy concerns are not adequately addressed, our business, financial condition and operating results could be harmed.

         Our products use "cookies" to track demographic information and user preferences. A "cookie" is information keyed to a specific user that is stored on a computer's hard drive, typically without the user's knowledge. Cookies are generally removable by the user, although removal could affect the content available on a particular site. Germany has imposed laws limiting the use of cookies, and a number of Internet commentators and governmental bodies in the United States and other countries have urged passage of laws limiting or abolishing the use of cookies. If such laws are passed or if users begin to delete or refuse cookies as a common practice, demand for our personalization products could be reduced.

PROJECTIONS INCORPORATED IN THIS PROSPECTUS RELATING TO THE GROWTH OF E-COMMERCE AND THE INTERNET ARE BASED ON ASSUMPTIONS THAT COULD TURN OUT TO BE INCORRECT AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THE PROJECTIONS.

         The documents incorporated by reference in this prospectus contain various data and projections related to revenues generated by electronic commerce and the size of the worldwide Internet commerce application software market. These data and projections are inherently imprecise, and investors are cautioned not to place undue reliance on them. These data and projections have been included in studies prepared by International Data Corporation, an independent market research firm, and the projections are based on surveys, financial reports and models used by IDC to measure license revenues and associated maintenance fees derived from sales to e-commerce sites. These projections include assumptions regarding business and home use of the Internet, including assumptions as to growth in the percentage of Web users making online purchases, increases in the amount of time people spend using the Web, changing attitudes toward Web usage and purchasing, levels of business saturation for Web use and increases in the level of software spending by businesses, as well as various assumptions regarding the rate of growth of Web use in countries outside the United States. Actual results or circumstances may be materially different from the projections.

RISKS RELATED TO THE SECURITIES MARKET

OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock has fluctuated in the past and is likely to continue to be highly volatile. For example, the market price of our common stock has ranged from $4.05 per share to $126.88 per share since our initial public offering in July 1999. Fluctuations in market price and volume are particularly common among securities of Internet and software companies. The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

         o        variations in our quarterly operating results;

         o changes in market valuations of Internet and software companies;

         o our announcements of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o        our failure to complete significant sales;

         o        additions or departures of our key personnel;

         o        future sales of our common stock; or

         o        changes in financial estimates by securities analysts.

WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION.

         In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its stock. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources.

OUR EXISTING STOCKHOLDERS WILL BE ABLE TO INFLUENCE ALL MATTERS REQUIRING STOCKHOLDER APPROVAL AND COULD DELAY OR PREVENT SOMEONE FROM ACQUIRING OR MERGING WITH US ON TERMS FAVORED BY A MAJORITY OF OUR INDEPENDENT STOCKHOLDERS.

         Our executive officers and directors beneficially owned approximately 20% of our common stock as of April 30, 2001. As a result, these stockholders may be able to influence matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent someone from acquiring or merging with us.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY.

         Certain provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable, which could reduce the market price of our common stock. These provisions include:

         o        authorizing the issuance of "blank check" preferred stock;

         o providing for a classified board of directors with staggered, three-year terms;

         o providing that directors may only be removed for cause by a two-thirds vote of stockholders;

         o limiting the persons who may call special meetings of stockholders prohibiting stockholder action by written consent; and

         o establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

         Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and expenses of our counsel and accountants.

                              SELLING STOCKHOLDERS

         We are obligated to issue the shares of common stock covered by this prospectus as the result of agreements entered into in connection with our acquisition of The Toronto Technology Group Inc. in July 2000. The following table sets forth, to our knowledge, information about the selling stockholders as of June 29, 2001.

         Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.


                                    SHARES OF COMMON STOCK        NUMBER OF SHARES   SHARES OF COMMON STOCK TO BE
                                  BENEFICIALLY OWNED PRIOR TO     OF COMMON STOCK      BENEFICIALLY OWNED AFTER
 NAME OF SELLING STOCKHOLDER               OFFERING                BEING OFFERED               OFFERING
-----------------------------     ---------------------------     ----------------   ----------------------------
                                    NUMBER         PERCENTAGE                           NUMBER        PERCENTAGE
                                    ------         ----------                           ------        ----------

Henry Edwin Van Beilen               23,073             *               5,881             17,192          *

Glenn James                           5,263             *               1,102              4,161          *

Gerard W. H. van Leeuwen             22,981             *               5,881             17,100          *

Timothy F. Moody                     23,091             *               5,881             17,210          *

--------------------------
* Less than one percent.

         The shares of common stock owned by the selling stockholders but not offered by this prospectus consist of exchangeable shares of Art Technology Group (Canada) Inc. that can, at the election of the selling stockholders, be redeemed for shares of our common stock. As of July 17, 2001 we will have a repurchase option for a total of 37,492 exchangeable shares of Art Technology Group (Canada) Inc. listed as being held by the selling stockholders. The selling stockholders are not entitled to transfer 18,746 exchangeable shares of Art Technology Group (Canada) Inc., or the shares of our common stock for which those exchangeable shares can be redeemed, until July 17, 2002, and are not entitled to transfer an additional 18,746 exchangeable shares of Art Technology Group (Canada) Inc., or the shares of our common stock for which those exchangeable shares can be redeemed, until July 17, 2003.

         The following table sets forth, to our knowledge, the composition of each selling stockholder's common stock beneficially owned prior to the offering, as shown in the table above, as of June 29, 2001.


                                               EXCHANGEABLE SHARES     SHARES OF COMMON STOCK
                             EXCHANGEABLE        REDEEMABLE ON       ISSUABLE UPON EXERCISE OF
     NAME OF SELLING       SHARES REDEEMABLE    JULY 17, 2002 OR     OPTIONS EXERCISABLE WITHIN      SHARES OF
       STOCKHOLDER         ON JULY 17, 2001      JULY 17, 2003        60 DAYS OF JUNE 29, 2001      COMMON STOCK
-----------------------    -----------------   -------------------   --------------------------  ------------------

Henry Edwin Van Beilen            5,881              11,762                   5,370                      60

Glenn James                       1,102               2,206                   1,955                       0

Gerard W. H. van Leeuwen          5,881              11,762                   5,338                       0

Timothy F. Moody                  5,881              11,762                   5,448                       0

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. For purposes of the above table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

         Each of the Selling Stockholders has been an employee or director of The Toronto Technology Group Inc. or Art Technology Group (Canada) Inc. for the past three years. Other than those positions, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         o        in privately negotiated transactions; and

         o        in options transactions.

         In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         We have agreed with the selling stockholders to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or (ii) ten days from the effective date of the Registration Statement, subject to extension in specified circumstances. We may elect, in our discretion, to keep the Registration Statement effective beyond the ten-day period if some of the requested shares have not been sold by that time.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

         The consolidated balance sheets of Art Technology Group, Inc. as of December 31, 1999 and 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 2000, incorporated by reference into this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's website at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

         (1)      our Annual Report on Form 10-K for the year ended December 31,
                  2000;

         (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (3) our Current Report on Form 8-K as filed with the SEC on July 5, 2001;

         (4) all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

         (5) the description of our common stock contained in our Registration Statement on Form 8-A dated July 12, 1999.

         You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

                           Art Technology Group, Inc.
                           25 First Street
                           Cambridge, Massachusetts 02141
                           Attention: General Counsel
                           Telephone: (617) 386-1000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

         Filing Fee - Securities and Exchange Commission...........  $    20
         Legal fees and expenses...................................  $ 7,500
         Accounting fees and expenses..............................  $ 7,500
         Miscellaneous expenses....................................  $   980
                                                                     -------
                  Total Expenses...................................  $16,000
                                                                     =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its Amended and Restated Certificate of Incorporation.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article Eighth of the registrant's Amended and Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article Ninth of the registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

         Article Ninth of the registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

ITEM 16. EXHIBITS

  EXHIBIT NUMBER                      DESCRIPTION
  --------------                      -----------

         4.1*      Amended and Restated Certificate of Incorporation of the
                   Registrant

         4.1(a)** Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant, effective June 7, 2000

         4.2       Amended and Restated By-laws of the Registrant.

         5.1       Opinion of Hale and Dorr LLP

         23.1      Consent of Arthur Andersen LLP

         23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

         24.1      Power of Attorney (see page II-4 of this Registration
                   Statement).

------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-78333)
** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

ITEM 17. UNDERTAKINGS.

         ITEM 512(a) OF REGULATION S-K. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

         Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         ITEM 512(b) OF REGULATION S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 5, 2001.

                           ART TECHNOLOGY GROUP, INC.


                           By: /s/ Joseph T. Chung
                               -----------------------------------------------
                               Joseph T. Chung
                               Chairman of the Board, Chief Technology Officer and Treasurer


                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Art Technology Group, Inc., hereby severally constitute and appoint Joseph T. Chung, Jeet Singh and Linda Handman and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Art Technology Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 5, 2001.


        SIGNATURE                                     TITLE
        ---------                                     -----

/s/ Jeet Singh                    Chief Executive Officer and Director (Principal
------------------------------    Executive Officer)
Jeet Singh

/s/ Joseph T. Chung               Chairman of the Board, Chief Technology Officer and
------------------------------    Treasurer (Principal Financial and Accounting Officer)
Joseph T. Chung


/s/ Scott A. Jones
------------------------------    Director
Scott A. Jones


/s/ Charles R. Lax
------------------------------    Director
Charles R. Lax


/s/ Thomas N. Matlack
------------------------------    Director
Thomas N. Matlack


/s/ Phyllis S. Swersky
------------------------------    Director
Phyllis S. Swersky



------------------------------    Director
Robert F. Walters


                                  EXHIBIT INDEX


     EXHIBIT NUMBER                      DESCRIPTION
     --------------                      -----------

           4.1* Amended and Restated Certificate of Incorporation of the Registrant

           4.1(a)** Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant, effective June 7, 2000

           4.2        Amended and Restated By-laws of the Registrant.

           5.1        Opinion of Hale and Dorr LLP.

           23.1       Consent of Arthur Andersen LLP

           23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

           24.1       Power of Attorney (see page II-4 of this Registration
                      Statement).

----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-78333)
** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.